UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

June 28, 2007

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3625 132nd Avenue SE, Suite 400

Bellevue, WA 98006

(Address of principal executive offices)

(425) 373-0171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “SCOLR Pharma” refer to SCOLR Pharma, Inc., a Delaware corporation.

Item 3.01	Notice of Delisting or Failure to Satisfy of Continued Listing Rule or Standard; Transfer of Listing.

On June 28, 2007, we received a warning letter from the American Stock Exchange stating that the staff of the Amex Listing Qualifications Department has determined that we are not in compliance with Sections 121(A)(1) and 802(a) of the Amex Company Guide, which require that at least a majority of our directors are independent directors. This non-compliance is due to the unexpected death on April 20, 2007, of board member Dr. Michael Sorell, who had served as an independent director since April 2004. Additionally, Hans Mueller, Ph.D., an independent director since July 2005, did not stand for re-election to the board at our annual meeting of stockholders held on June 7, 2007. Consequently, our board of directors currently consists of six directors, three of whom are independent. The Amex has given us until September 28, 2007, to regain compliance with the independence requirements. We intend to fill the vacancy on the board with an individual who qualifies as an independent director as soon as reasonably possible.

A copy of the press release we issued in connection with the Amex notice is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	SCOLR Pharma, Inc. press release, dated June 29, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.

Dated: June 29, 2007	By:	/s/ Daniel O. Wilds
Daniel O. Wilds
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	SCOLR Pharma, Inc. press release dated June 29, 2007

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